UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 22, 2006 (May 17, 2006)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                       1-11151                  76-0364866
--------------------------------         -------             -------------------
(State or other jurisdiction of      (Commission File         (I.R.S. Employer
 incorporation or organization)           Number)            Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas         77042
--------------------------------------------------------------      ------------
    (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2006, the Compensation Committee of the Board of Directors of U.S. Physical Therapy, Inc. (the "Company") approved the performance criteria that will be used to determine executive officer cash bonus awards for the 2006 Fiscal Year ("2006 Executive Officer Incentive Plan") for the Company's Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (the "Participants"). Under the 2006 Executive Officer Incentive Plan, the Participants can earn up to $200,000 depending on earnings per share growth over the 2005 Fiscal Year ("Objective Portion of Bonus Calculation") and up to 50% of the Participant's base salary based on a subjective determination of the Compensation Committee of the Board utilizing certain performance criteria including: same store visit growth, new partners recruited, acquisitions, accounts receivable days, regulatory relations (reimbursement and financial reporting), stock price performance, cash flow, quality of earnings, gross earnings, general operational management relative to the general industry and investor relations.


Item 9.01 Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               U.S. PHYSICAL THERAPY, INC.


Dated: May 22, 2006                            By: /s/ LAWRANCE W. MCAFEE
                                                   ----------------------
                                                      Lawrance W. McAfee
                                                    Chief Financial Officer
                                          (duly authorized officer and principal
                                             financial and accounting officer)